Exhibit 4.1

0000001 SPECIMEN SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION CHIEF EXECUTIVE OFFICER CHAIRMAN transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Memorandum and Articles of Association of the Corporation and the holder of this Certificate, by acceptance hereof, assents to all such provisions. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile signatures of its duly authorized officers. INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS CLASS A ORDINARY SHARES SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A ORDINARY SHARES OF PAR VALUE $.00001 EACH OF Jump World Holdings Limited, CUSIP G52151 10 0 CHIEF FINANCIAL OFFICER JUMP